UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

STAG Industrial, Inc.

(Exact name of registrant as specified in its charter)

Maryland	27-3099608
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

99 High Street, 28th Floor

Boston, Massachusetts 02110

(Address and Zip Code of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share	New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable):  File No. 333-177131

Securities registered pursuant to Section 12(g) of the Act:   None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  Description of the Registrant’s Securities to be Registered

STAG Industrial, Inc. (the “Registrant”) hereby incorporates by reference herein the description of its Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), to be registered hereunder set forth under the heading “Description of Series A Preferred Stock” in the Registrant’s prospectus forming part of its Registration Statement on Form S-11 (File No. 333-177131), originally filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on October 3, 2011 as thereafter amended, and any such description contained in a prospectus filed pursuant to Rule 424(b) under the Securities Act. The Series A Preferred Stock is expected to be listed on the New York Stock Exchange.

ITEM 2.  Exhibits

The documents listed below are filed as exhibits to this registration statement:

Exhibit No.	Description

3.1

Articles of Amendment and Restatement of STAG Industrial, Inc. (incorporated by reference to STAG Industrial, Inc.’s Registration Statement on Form S-11/A (File No. 333-168368) filed with the Securities and Exchange Commission on April 8, 2011).

3.2

Form of Articles Supplementary designating STAG Industrial, Inc’s Series A Cumulative Redeemable Preferred Stock (incorporated by reference to STAG Industrial, Inc.’s Registration Statement on Form S-11/A (File No. 333-177131) filed with the Securities and Exchange Commission on October 26, 2011).

3.3

Amended and Restated Bylaws of STAG Industrial, Inc. (incorporated by reference to STAG Industrial, Inc.’s Registration Statement on Form S-11/A (File No. 333-168368) filed with the Securities and Exchange Commission on April 8, 2011).

4.1

Form of Certificate for STAG Industrial, Inc.’s Series A Cumulative Redeemable Preferred Stock (incorporated by reference to STAG Industrial, Inc.’s Registration Statement on Form S-11/A (File No. 333-177131) filed with the Securities and Exchange Commission on October 26, 2011).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

STAG INDUSTRIAL, INC.

Date:	October 26, 2011	By:	/s/ Kathryn Arnone
		Name:	Kathryn Arnone
		Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1

Articles of Amendment and Restatement of STAG Industrial, Inc. (incorporated by reference to STAG Industrial, Inc.’s Registration Statement on Form S-11/A (File No. 333-168368) filed with the Securities and Exchange Commission on April 8, 2011).

3.2

Form of Articles Supplementary designating STAG Industrial, Inc’s Series A Cumulative Redeemable Preferred Stock (incorporated by reference to STAG Industrial, Inc.’s Registration Statement on Form S-11/A (File No. 333-177131) filed with the Securities and Exchange Commission on October 26, 2011).

3.3

Amended and Restated Bylaws of STAG Industrial, Inc. (incorporated by reference to STAG Industrial, Inc.’s Registration Statement on Form S-11/A (File No. 333-168368) filed with the Securities and Exchange Commission on April 8, 2011).

4.1

Form of Certificate for STAG Industrial, Inc.’s Series A Cumulative Redeemable Preferred Stock (incorporated by reference to STAG Industrial, Inc.’s Registration Statement on Form S-11/A (File No. 333-177131) filed with the Securities and Exchange Commission on October 26, 2011).